Exhibit 5.2
                                AMY TROMBLY, ESQ.
                                 80 Dorcar Road
                          Newton, Massachusetts  02459
                                 (617) 243-0850

                                  July 25, 2003
FTS  Apparel,  Inc.
301  Oxford  Valley  Road,  Suite  1202
Yardley,  Pennsylvania  19067

Re:  Registration  Statement  on  Form  S-8
Gentlemen:
I have acted as counsel to FTS Apparel, Inc., a Colorado corporation (the "Company"), in connection with the preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the "Registration Statement"), pursuant to which the Company is registering the issuance under the Securities Act of 1933, as amended, of a total of 320,000 shares (the "Shares") of its common stock, (the "Common Stock"). This opinion is being rendered in connection with the filing of the Registration Statement. All capitalized terms used herein and not otherwise defined shall have the respective meanings given to them in the Registration Statement.
In connection with this opinion, I have examined the Company's Articles of Incorporation, as Amended, and Bylaws, both as currently in effect and such other records of the corporate proceedings of the Company and certificates of the Company's officers as I deemed relevant; and the Registration Statement and the exhibits thereto.

In my examination, I have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such copies.

Based upon the foregoing, I am of the opinion that (i) the Shares have been duly and validly authorized by the Company and (ii) the Shares, when sold, will have been duly and validly issued, fully paid and non-assessable shares of Common Stock.

In issuing my opinion I have relied upon the legal opinion of Mr. Michael Littman, Esq., Colorado counsel, filed as Exhibit 5.1 to the Registration Statement at it related to applicable provisions of Colorado Law, and I express no opinion with respect to the laws of any other jurisdiction. No opinion is expressed herein with respect to the qualification of the Shares under the securities or blue sky laws of any state or any foreign jurisdiction. I understand that you wish to file this opinion as an exhibit to the Registration Statement, and I hereby consent thereto.

Very  truly  yours,
/s/  Amy  Trombly,  Esq.
-----------------------
Amy  Trombly,  Esq.